CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No.1178 and Amendment No.1180 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated June 27, 2025 on the financial statements and financial highlights of the Reverb ETF, a series of the Advisors Series Trust, appearing in Form N-CSR for the year ended April 30, 2025, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 25, 2025